UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PNM RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by PNM Resources, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: PNM Resources, Inc.

Commission File No.: 001-32462

The following materials were first provided to employees of PNM Resources, Inc., Public Service Company of New Mexico and Texas-New Mexico Power Company on November 24, 2020:

INTEROFFICE CORRESPONDENCE

To: All PNMR, TNMP, and PNM New Mexico Employees

From: Pat Vincent-Collawn, Chairman, President, and CEO

Date: November 24, 2020

Re: Regulatory filings for merger transaction approval

Good Morning,

We promised you that we would share updates on our planned merger with Avangrid as we are able, and yesterday we took significant steps in the regulatory approval process with filings at the New Mexico Public Regulation Commission and the Public Utility Commission of Texas.

The filings lay out the benefits of the transaction for each of our utilities. Consistent with the information we have shared with you, the filings focus on a commitment to local operations, jobs, and management at each utility. Each filing also commits to rate credits for customers to demonstrate an immediate benefit from the transaction.

These filings are available on the PNM Resources website at https://www.pnmresources.com/investors/rates-and-filings.aspx.

We want to thank the regulatory and legal teams at both TNMP and PNM and the individuals in other areas that provided support on these filings. Like our other regulatory filings, there will be continued work in each of these dockets and we appreciate your continued commitment to achieving successful outcomes.

Other regulatory approvals will be filed over the coming weeks, as well as the shareholder proxy. We will continue to provide you with any meaningful updates. During this process, please continue to reach out with any questions or email us at AskUs@pnmresources.com.

Please stay safe and healthy and enjoy your Thanksgiving!

Pat

Additional Information

The proposed business combination transaction between PNMR and Avangrid will be submitted to the shareholders of PNMR for their consideration. PNMR will file a proxy statement and other documents with the SEC regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNMR may file with the SEC and send to PNMR’s shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNMR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNMR’s website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

PNMR, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNMR’s directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form 10-K filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials PNMR intends to file with the SEC.